As filed with the Securities and Exchange Commission on April 6, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ABM Industries Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-1369354 (I.R.S. Employer Identification No.)

One Liberty Plaza, 7th Floor
New York, New York 10006

(Address of Principal Executive Offices)

Amended and Restated 2006 Equity

Incentive Plan

(Full Title of the Plan)

c/o Andrea R. Newborn, Esq.

Executive Vice President, General Counsel and

Corporate Secretary

One Liberty Plaza, 7th Floor
New York, New York 10006

(Name and Address of Agent for Service)

(212) 297-0200

(Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Kyoko Takahashi Lin, Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common shares, $0.01 par value	1,800,000 shares	$32.94	$59,292,000	$7,381.85

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers common stock, par value $0.01 per share (“Common Stock”) of ABM Industries Incorporated (the “Company” or the “Registrant”) (i) issuable pursuant to the Amended and Restated 2006 Equity Incentive Plan, as amended and restated on January 10, 2018, and effective on March 7, 2018 (the “Plan”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction.
(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reported of the securities being registered hereby on the New York Stock Exchange on April 2, 2018.
(3)	Rounded up to the nearest penny.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by the Company to register 1,800,000 additional shares of Common Stock, to be offered pursuant to the Plan, which Common Stock is in addition to the (a) 1,400,000 shares of Common Stock registered on the Company’s Form S-8 filed on March 5, 2015 (File No. 333-202521), (b) 2,400,000 shares of Common Stock registered on the Company’s Form S-8 filed on March 8, 2012 (File No. 333-179991), (c) 2,750,000 shares of Common Stock registered on the Company’s Form S-8 filed on June 5, 2009 (File No. 333-159770) and (d) 2,500,000 shares of Common Stock registered on the Company’s Form S-8 filed on September 12, 2006 (File No. 333-137241) (collectively, the “Prior Registration Statements”).

This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements related to the Plan are incorporated by reference herein and made a part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference.

(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017;

(2)	All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since October 31, 2017;

(3)	The description of the Company’s common stock and preferred stock purchase rights contained in registration statements filed under the Exchange Act, on Form 8-A, including any subsequent amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Ms. Andrea R. Newborn, Esq., who is giving an opinion on the validity of the securities being registered, is Executive Vice President, General Counsel and Corporate Secretary for ABM Industries Incorporated and holds equity compensation awards with respect to common stock of the Registrant. She is eligible to participate in the Plan.

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Item 8. Exhibits.

Exhibit Number
4.1	Restated Certificate of Incorporation of ABM Industries Incorporated (incorporated by reference to Exhibit 3.1 of the Company’s annual report on Form 10-K for the period ended October 31, 2003, as filed on January 14, 2004, File No. 001-08929).*

4.2	Amended and Restated Bylaws of ABM Industries Incorporated (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K as filed on January 26, 2017, File No. 001-08929).*

5.1	Opinion of Ms. Andrea R. Newborn, Esq., Executive Vice President, General Counsel and Corporate Secretary for ABM Industries Incorporated.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Grant Thornton LLP, Independent Certified Public Accountants.

23.3	Consent of Ms. Andrea R. Newborn, Esq., Executive Vice President, General Counsel and Corporate Secretary for ABM Industries Incorporated (included in Exhibit 5.1).

24	Powers of Attorney (included in the signature pages hereto).

99.1	ABM Industries Incorporated 2006 Equity Incentive Plan (as amended and restated on March 7, 2018) (incorporated herein by reference to Exhibit 10.1 of the Company’s Form 8-K as filed on March 8, 2018, File No. 001-08929).*

*Incorporated by reference

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, ABM Industries Incorporated, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 6th day of April, 2018.

ABM INDUSTRIES INCORPORATED

By:	/s/ Scott Salmirs
	Name:	Scott Salmirs
	Title:	President and Chief Executive Officer

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POWERS OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Andrea R. Newborn and Barbara L. Smithers as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable ABM Industries Incorporated to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act this Registration Statement has been signed this 6th day of April, 2018 by the following persons in the following capacities.

Signature	Title	Date

/s/ Scott Salmirs	President Chief Executive Officer and Director (Principal Executive Officer)	April 6, 2018
Scott Salmirs

/s/ D. Anthony Scaglione	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 6, 2018
D. Anthony Scaglione

/s/ Dean A. Chin	Senior Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	April 6, 2018
Dean A. Chin

/s/ Linda Chavez	Director	April 6, 2018
Linda Chavez

/s/ J. Philip Ferguson	Director	April 6, 2018
J. Philip Ferguson

/s/ Anthony G. Fernandes	Director	April 6, 2018
Anthony G. Fernandes

/s/ Art A. Garcia	Director	April 6, 2018
Art A. Garcia

/s/ Thomas M. Gartland	Director	April 6, 2018
Thomas A. Gartland

/s/ Sudhakar Kesavan	Director	April 6, 2018
Sudhakar Kesavan

/s/ Lauralee E. Martin	Director	April 6, 2018
Lauralee E. Martin

/s/ Filippo Passerini	Director	April 6, 2018
Filippo Passerini

/s/ Winifred M. Webb	Director	April 6, 2018
Winifred M. Webb

EXHIBIT INDEX

Exhibit Number
4.1	Restated Certificate of Incorporation of ABM Industries Incorporated (incorporated by reference to Exhibit 3.1 of the Company’s annual report on Form 10-K for the period ended October 31, 2003, as filed on January 14, 2004, File No. 001-08929).*
4.2	Amended and Restated Bylaws of ABM Industries Incorporated (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K as filed on January 26, 2017, File No. 001-08929).*
5.1	Opinion of Ms. Andrea R. Newborn, Esq., Executive Vice President, General Counsel and Corporate Secretary for ABM Industries Incorporated.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Grant Thornton LLP, Independent Certified Public Accountants.
23.3	Consent of Ms. Andrea R. Newborn, Esq., Executive Vice President, General Counsel and Corporate Secretary for ABM Industries Incorporated (included in Exhibit 5.1).
24	Powers of Attorney (included in the signature pages hereto).
99.1	ABM Industries Incorporated 2006 Equity Incentive Plan (as amended and restated on March 7, 2018) (incorporated herein by reference to Exhibit 10.1 of the Company’s Form 8-K as filed on March 8, 2018, File No. 001-08929).*

*Incorporated by reference